Exhibit 99.1

Healthpeak Reports Third Quarter 2021 Results
DENVER, November 2, 2021 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the third quarter ended September 30, 2021.
THIRD QUARTER 2021 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.10 per share, Nareit FFO of $0.36 per share, FFO as Adjusted of $0.40 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 3.2%
▪Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 6.8% and 2.9%, respectively
▪Total pro forma Same-Store Portfolio Cash (Adjusted) NOI growth of 4.1% excluding government grants received under the CARES Act at our CCRC properties
–Announced $782 million of new acquisitions:
▪Through a series of eight separate transactions, and $625 million of initial investment, assembled 36 acres of income-producing properties and covered land plays in the Alewife submarket of West Cambridge to support significant future life science development activity over the next decade or more
▪Acquired a five acre covered land play in the Sorrento Mesa submarket of San Diego for $20 million to further strengthen our sizable position in the submarket and support future development
▪$137 million of new on-campus MOB acquisitions
–Life science development leasing:
▪Signed 178,000 square feet of new leases at our active developments, including 36,000 square feet at The Shore at Sierra Point Phase II, bringing the project to 100% pre-leased, and 142,000 square feet at 101 CambridgePark Drive, bringing the project to 88% pre-leased
▪Active life science developments 87% pre-leased as of the end of the third quarter
–New life science development start:
▪Commenced construction on the first phase of Vantage, a 343,000 square foot Class A life science development in South San Francisco
–Closed the final $149 million of senior housing dispositions, bringing total sales proceeds to $4 billion since July 2020
–Balance sheet:
▪In September, closed on an upsized $3 billion revolving credit facility, extending maturity to 2026
▪Sold 9.1 million shares of common stock under our ATM equity program on a forward basis, which is expected to result in net proceeds of approximately $320 million
▪Net debt to adjusted EBITDAre of 5.0x as of September 30, 2021
–The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on November 19, 2021, to stockholders of record as of the close of business on November 8, 2021
–Received the Green Star designation from GRESB and named a constituent in the FTSE4Good Index, each for the tenth consecutive year; short-listed by IR Magazine for the Corporate Governance Awards – Best Proxy Statement for the second consecutive year

THIRD QUARTER COMPARISON

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss), diluted	$54,442	$0.10	$(63,768)	$(0.12)
Nareit FFO, diluted	196,565	0.36	164,603	0.31
FFO as Adjusted, diluted	219,784	0.40	215,381	0.40
AFFO, diluted	181,389		183,791

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "September 30, 2021 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and year-to-date SS Cash (Adjusted) NOI growth on an actual and pro forma basis. The Pro Forma table reflects the results excluding government grants under the CARES Act for our CCRC portfolio.

Actual
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	6.8%	46.3%	7.7%	49.1%
Medical office	2.9%	43.0%	3.0%	48.0%
CCRC(1)	(9.0%)	10.7%	(14.2%)	2.9%
Total Portfolio	3.2%	100.0%	4.6%	100.0%

Pro Forma (excluding CARES)
Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Life science	6.8%	46.3%	7.7%	49.2%
Medical office	2.9%	43.0%	3.0%	48.0%
CCRC(1)	(1.7%)	10.7%	(5.8%)	2.8%
Total Portfolio	4.1%	100.0%	5.0%	100.0%

(1)CCRC SS consists of 15 properties for the three month comparison and two properties for the year-to-date comparison.

ACQUISITIONS
WEST CAMBRIDGE ALEWIFE ASSEMBLAGE
Through a series of eight separate transactions, Healthpeak has acquired, or is under contract on, $625 million of acquisitions totaling approximately 36 acres of largely contiguous income-producing properties and covered land plays in the Alewife submarket of West Cambridge. The estimated blended year-one FFO yield across the assemblage is 4.2%.
Healthpeak intends to capitalize on robust market fundamentals and tenant demand through the development of multiple Class A life science buildings over the next decade-plus, extending our leading position in West Cambridge. This 36 acre campus has convenient access to the Alewife T station, Route 2, and the Minuteman Bike Trail, which link Cambridge, downtown Boston, and the western suburbs.
Alewife Submarket Acquisitions Overview:
•CONCORD AVENUE CAMPUS: 220,000 square foot three-building office and R&D campus that is 100% leased to Raytheon on 9.7 acres for $180 million. The site includes 10 & 20 Moulton Street, 77 Fawcett Street, 617 Concord Avenue and a land parcel at 645 Concord Avenue. The site includes densification opportunities upon expiration of the Raytheon lease in 2027. The acquisition closed in September 2021.
•10 FAWCETT: 132,000 square foot multi-tenant office building on 2.5 acres adjacent to the Concord Avenue campus for $73 million. The site includes densification opportunities. The acquisition closed in October 2021.
•68 MOULTON: 26,000 square foot office building on one acre directly abutting the Concord Avenue campus for $18 million. The site provides densification opportunities upon expiration of the lease in 2024. The acquisition closed in October 2021.
•110 & 125 FAWCETT: 53,000 square foot industrial building on 2.4 acres and adjacent to 68 Moulton for $45 million. The site provides densification opportunities and the potential for a pedestrian footbridge to improve connectivity to the Alewife T station. The acquisition is expected to close in late 2021.
•MOONEY STREET PARCELS: 145,000 square feet of flex office and industrial buildings on 11.9 acres for $123 million. Healthpeak intends to pursue additional entitlements on the site which, if successful, would result in an earn-out payment to the sellers of up to approximately $15 million. The campus includes 13 & 40-61 Mooney Street and 127 Smith Place. The site provides densification opportunities upon the expiration of the in-place short-term leases. The acquisition closed in October 2021.
•67 SMITH PLACE: 53,000 square foot industrial building on 4.4 acres for $72 million. 67 Smith Place abuts the Mooney Street parcels. The site provides future densification opportunities upon expiration of the in-place leases in 2022. The acquisition is under contract and expected to close in early 2022.
•725 CONCORD: 85,000 square foot medical office building 100% leased to an affiliate of Beth Israel Lahey Health (Moody’s: A3) for $80 million. The site is 3.8 acres and provides direct connection to the Mooney Street and 67 Smith Place parcels. The site includes a surface parking lot which could be densified over time. The acquisition closed in October 2021.
•25 SPINELLI: Recently redeveloped 20,000 square foot life science building 100% leased to an affiliate of Flagship Pioneering for $34 million. The acquisition closed in October 2021.
For additional detail on the West Cambridge assemblage, please refer to the West Cambridge & South San Francisco Transaction Update presentation available in the Investor relations section of our website at http://ir.healthpeak.com/investor-presentations.
VISTA SORRENTO CAMPUS, SORRENTO MESA
In October, Healthpeak closed on an off-market acquisition in the Sorrento Mesa submarket of San Diego for $20 million.
The Vista Sorrento campus consists of a 63,000 square foot office building on five acres of land. Following the near-term expirations of the in-place leases, Healthpeak intends to commence construction of a new Class A life science development. The Vista Sorrento site is across the street from Healthpeak’s 250,000 square foot Sorrento Summit Campus.

NEW MOB ACQUISITIONS
Since our last earnings call, Healthpeak announced it acquired 232,000 square feet of on-campus MOBs for an aggregate $137 million. The Baylor and Lakeview acquisitions represent a blended stabilized Cash NOI capitalization rate of 5%, while the covered land acquisition in Seattle represents a 4% year-one Cash NOI capitalization rate.
BAYLOR MOBs
In September, Healthpeak acquired two Class A, on-campus MOBs totaling 138,000 square feet for $60 million in an off-market transaction. The properties are 89% occupied and are the only two MOBs on the campus of Baylor Scott & White’s 118-bed hospital in Frisco, Texas. Baylor Scott & White (Moody’s: Aa3) is ranked the #2 health system in the Dallas MSA and leases 37% of the properties’ square footage. The acquisition adds to our market-leading MOB position in Dallas, bringing Healthpeak's ownership to over 4 million square feet in the MSA.
LAKEVIEW MOB
In October, Healthpeak acquired Lakeview Medical Pavilion, a 55,000 square foot on-campus MOB for $34 million in an off-market transaction. The property is on the campus of a 167-bed HCA hospital in Covington, Louisiana, part of the New Orleans MSA. The property, built in 2014, is 100% occupied with a weighted average lease term of 7 years.
SWEDISH MEDICAL MOB
In October, Healthpeak acquired 700 Broadway, a 39,000 square foot on-campus MOB located in the downtown Seattle healthcare cluster known as “First Hill” for $43 million. The property is on the campus of Swedish Medical Center and connected via an underground tunnel to the hospital. The property is 100% leased to Northwest Kidney Centers, the world’s first dialysis organization. The site includes structured and surface parking, providing future densification opportunities. The acquisition brings Healthpeak’s total square footage on the campus of Swedish Medical Center to 610,000 square feet with a current occupancy of approximately 97%.
PREVIOUSLY DISCLOSED MOB ACQUISITIONS
ATLANTIC HEALTH MOBs
In July 2021, Healthpeak acquired three buildings totaling 537,000 square feet for $155 million in an off-market transaction. The properties are located in Morristown, New Jersey and are 100% leased to Atlantic Health System, the leading health system in New Jersey, under triple-net leases with approximately 11 years of remaining lease term. The transaction also includes an adjacent land parcel that can support up to 80,000 square feet of medical office development.
HCA WESLEY WOODLAWN MOB
In July 2021, Healthpeak acquired Wesley Woodlawn located in Wichita, Kansas for $50 million. The 132,000 square foot medical campus is 100% leased to HCA with approximately 6 years of remaining lease term.
LIFE SCIENCE DEVELOPMENT LEASING UPDATES
THE SHORE
Interline Therapeutics, Inc. has signed a lease for the remaining 36,000 square feet at Phase II of The Shore at Sierra Point, bringing the entire 629,000 square foot campus to 100% leased or pre-leased. The lease is expected to commence in late 2022 upon completion of construction.
101 CAMBRIDGEPARK DRIVE
eGenesis, Inc. and Seres Therapeutics, Inc. have signed leases for a combined 142,000 square feet at 101 CambridgePark Drive, bringing the $180 million, 161,000 square foot development to 88% pre-leased. When combined with our adjacent life science holdings at 35 and 87 CambridgePark Drive, Healthpeak has created a flagship 449,000 square foot campus in the heart of West Cambridge.

VANTAGE DEVELOPMENT START
In October, Healthpeak commenced the first phase of its next South San Francisco life science development project, Vantage. Strategically located on the corner of Forbes Boulevard and at the door-step of Genentech’s headquarters, the first phase of the development will include approximately 343,000 square feet, with total project costs of approximately $393 million.
The purpose-built lab campus will feature state-of-the-art design, an amenity center, flexible and efficient floor plates, and building systems that will accommodate a broad range of life science uses. Expected initial occupancy is in the second half of 2023.
Healthpeak expects to pursue additional entitlements for the remaining acreage on the Vantage land site, enabling the development of a multi-phase campus totaling one million square feet based on existing zoning, with the potential for significantly more subject to entitlements.
BALANCE SHEET
In September, Healthpeak closed on an upsized $3 billion revolving credit facility extending maturity to 2026.
During the third quarter, Healthpeak sold 9.1 million shares of common stock under the ATM equity offering program on a forward basis at an average price of approximately $35.60 per share (before underwriting discounts), which is expected to result in net proceeds of approximately $320 million.
SENIOR HOUSING DISPOSITIONS
Subsequent to our August 2, 2021 earnings release, Healthpeak closed on a total of $149 million of senior housing sales and loan repayments, bringing cumulative gross proceeds to $4 billion since July 2020.
Following completion of the identified senior housing dispositions, Healthpeak’s remaining rental senior housing exposure consists solely of a 53.5% interest in a 19-property senior housing joint venture.
DIVIDEND
On October 27, Healthpeak announced that its Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on November 19, 2021, to stockholders of record as of the close of business on November 8, 2021.
ESG
Healthpeak received the Green Star designation from GRESB and was named a constituent in the FTSE4Good Index, each for the tenth consecutive year. We also maintained a “Prime” rating from ISS ESG Corporate Rating, recognizing top ESG performance within our industry. Healthpeak was also short-listed for the Corporate Governance Awards 2021 – Best Proxy Statement by IR Magazine for the second consecutive year and named a Women's Forum of New York Corporate Champion for the fourth time.
2021 GUIDANCE
For full year 2021, we are updating the following guidance ranges:
▪Diluted earnings per common share from $0.95 – $1.01 to $0.94 – $0.98
▪Diluted Nareit FFO per share from $1.06 – $1.12 to $1.09 – $1.13
▪Diluted FFO as Adjusted per share from $1.55 – $1.61 to $1.58 – $1.62
▪Blended Total Portfolio Same-Store Cash (Adjusted) NOI growth from 2.25% – 3.75% to 3.50% – 4.00%

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Wednesday, November 3, 2021, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to present its performance and operating results for the third quarter ended September 30, 2021. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 8608073. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through November 3, 2022, and a telephonic replay can be accessed through November 17, 2021, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 10160585. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2021 Guidance." Pending acquisitions, dispositions, and leasing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and health and safety measures intended to reduce its spread, the availability, effectiveness and public usage and acceptance of vaccines, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development and redevelopment activity risks, including costs above original estimates, project delays and lower occupancy rates and rents than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain or expand our hospital and health system client relationships; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; our ability to foreclose on collateral securing our real estate-related loans; laws or regulations prohibiting eviction of our tenants; the failure of our tenants and operators to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our healthcare properties; compliance with the Americans with Disabilities Act and fire, safety and other health regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Program and other COVID-19 related stimulus and relief programs; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real estate investments; our ability to maintain our qualification as a real estate investment trust (“REIT”); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; unfavorable litigation resolution or disputes; the loss or limited availability of our key personnel; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CALCULATIONS
The estimated capitalization rates and yield ranges included in this release are calculated by dividing projected NOI or Cash (Adjusted) NOI for the applicable properties by the aggregate purchase price or development cost, as applicable, for such properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.
The aggregate NOI or Cash (Adjusted) NOI projections used in calculating the capitalization rates and yield ranges included in this presentation are based on (i) information currently available to us, including, in connection with acquisitions, information made available to us by the seller in the diligence process, and (ii) certain assumptions applied by us related to anticipated occupancy, rental rates, property taxes and other expenses over a specified period of time in the future based on historical data and the Company’s knowledge of and experience with the submarket. Accordingly, the capitalization rates and yield ranges included in this presentation are inherently based on inexact projections that may be incorrect or imprecise and may change as a result of events or factors currently unknown to the Company. The actual capitalization rates for these properties may differ materially and adversely from the estimated stabilized capitalization rates and yield ranges discussed in this release based on numerous factors, including any difficulties achieving assumed occupancy and/or rental rates, development delays, unanticipated expenses not payable by a tenant, tenant defaults, the results of purchase price allocations, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC.
CONTACT
Andrew Johns, CFA
Vice President – Corporate Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Real estate:
Buildings and improvements	$11,759,664	$11,048,433
Development costs and construction in progress	845,382	613,182
Land	2,206,422	1,867,278
Accumulated depreciation and amortization	(2,734,832)	(2,409,135)
Net real estate	12,076,636	11,119,758
Net investment in direct financing leases	44,706	44,706
Loans receivable, net of reserves of $2,727 and $10,280	411,062	195,375
Investments in and advances to unconsolidated joint ventures	389,095	402,871
Accounts receivable, net of allowance of $3,690 and $3,994	44,699	42,269
Cash and cash equivalents	201,099	44,226
Restricted cash	53,699	67,206
Intangible assets, net	520,335	519,917
Assets held for sale and discontinued operations, net	105,009	2,626,306
Right-of-use asset, net	218,524	192,349
Other assets, net	678,638	665,106
Total assets	$14,743,502	$15,920,089

Liabilities and Equity
Bank line of credit and commercial paper	$1,024,000	$129,590
Term loan	—	249,182
Senior unsecured notes	4,157,834	5,697,586
Mortgage debt	356,570	221,621
Intangible liabilities, net	144,004	144,199
Liabilities related to assets held for sale and discontinued operations, net	18,910	415,737
Lease liability	191,444	179,895
Accounts payable, accrued liabilities, and other liabilities	729,939	760,617
Deferred revenue	782,413	774,316
Total liabilities	7,405,114	8,572,743

Commitments and contingencies

Redeemable noncontrolling interests	119,591	57,396

Common stock, $1.00 par value: 750,000,000 shares authorized; 539,066,131 and 538,405,393 shares issued and outstanding	539,066	538,405
Additional paid-in capital	10,122,112	10,175,235
Cumulative dividends in excess of earnings	(3,987,537)	(3,976,232)
Accumulated other comprehensive income (loss)	(3,281)	(3,685)
Total stockholders’ equity	6,670,360	6,733,723

Joint venture partners	347,180	357,069
Non-managing member unitholders	201,257	199,158
Total noncontrolling interests	548,437	556,227

Total equity	7,218,797	7,289,950

Total liabilities and equity	$14,743,502	$15,920,089

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental and related revenues	$353,516	$301,941	$1,022,130	$872,511
Resident fees and services	119,022	115,031	352,458	320,737
Income from direct financing leases	2,179	2,150	6,522	7,569
Interest income	6,748	4,443	31,869	12,361
Total revenues	481,465	423,565	1,412,979	1,213,178

Costs and expenses:
Interest expense	35,905	53,734	121,429	164,248
Depreciation and amortization	177,175	141,971	506,172	406,774
Operating	202,139	183,141	574,032	598,326
General and administrative	23,270	21,661	72,260	67,730
Transaction costs	—	1,984	1,417	16,920
Impairments and loan loss reserves (recoveries), net	285	(1,777)	4,458	16,167
Total costs and expenses	438,774	400,714	1,279,768	1,270,165
Other income (expense):
Gain (loss) on sales of real estate, net	14,635	2,283	189,873	85,636
Gain (loss) on debt extinguishments	(667)	(17,921)	(225,824)	(42,912)
Other income (expense), net	1,670	6,744	5,604	234,812
Total other income (expense), net	15,638	(8,894)	(30,347)	277,536

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	58,329	13,957	102,864	220,549
Income tax benefit (expense)	649	(22,970)	1,404	6,792
Equity income (loss) from unconsolidated joint ventures	2,327	(18,749)	4,517	(47,630)
Income (loss) from continuing operations	61,305	(27,762)	108,785	179,711

Income (loss) from discontinued operations	601	(31,819)	384,569	98,297

Net income (loss)	61,906	(59,581)	493,354	278,008
Noncontrolling interests’ share in continuing operations	(7,195)	(3,616)	(14,036)	(10,565)
Noncontrolling interests’ share in discontinued operations	—	(220)	(2,539)	(274)
Net income (loss) attributable to Healthpeak Properties, Inc.	54,711	(63,417)	476,779	267,169
Participating securities’ share in earnings	(269)	(351)	(3,001)	(2,151)
Net income (loss) applicable to common shares	$54,442	$(63,768)	$473,778	$265,018

Basic earnings (loss) per common share:
Continuing operations	$0.10	$(0.06)	$0.17	$0.32
Discontinued operations	0.00	(0.06)	0.71	0.18
Net income (loss) applicable to common shares	$0.10	$(0.12)	$0.88	$0.50

Diluted earnings (loss) per common share:
Continuing operations	$0.10	$(0.06)	$0.17	$0.32
Discontinued operations	0.00	(0.06)	0.71	0.18
Net income (loss) applicable to common shares	$0.10	$(0.12)	$0.88	$0.50

Weighted average shares outstanding:
Basic	539,021	538,333	538,879	527,908
Diluted	539,388	538,333	539,159	528,455

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) applicable to common shares	$54,442	$(63,768)	$473,778	$265,018
Real estate related depreciation and amortization(1)	177,175	173,630	506,172	541,394
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	4,722	24,822	12,044	80,050
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,849)	(5,020)	(14,599)	(15,043)
Other real estate-related depreciation and amortization	—	319	—	2,447
Loss (gain) on sales of depreciable real estate, net(1)	(41,393)	(149)	(598,531)	(247,881)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(1,068)	—	(6,934)	(9,248)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	3,450	—	5,628	(3)
Loss (gain) upon change of control, net(2)	—	(3,259)	(1,042)	(173,222)
Taxes associated with real estate dispositions	483	551	2,666	(10,989)
Impairments (recoveries) of depreciable real estate, net	1,952	37,477	5,695	85,996
Nareit FFO applicable to common shares	194,914	164,603	384,877	518,519
Distributions on dilutive convertible units and other	1,651	—	—	5,380
Diluted Nareit FFO applicable to common shares	$196,565	$164,603	$384,877	$523,899
Diluted Nareit FFO per common share	$0.36	$0.31	$0.71	$0.98
Weighted average shares outstanding - diluted Nareit FFO	544,889	538,645	539,159	533,963
Impact of adjustments to Nareit FFO:
Transaction-related items(3)	$1,259	$2,276	$6,638	$95,342
Other impairments (recoveries) and other losses (gains), net(4)	20,073	(2,927)	25,161	(29,943)
Restructuring and severance related charges	—	—	2,463	—
Loss (gain) on debt extinguishments	667	17,921	225,824	42,912
Litigation costs (recoveries)	—	26	—	232
Casualty-related charges (recoveries), net	558	469	5,203	469
Foreign currency remeasurement losses (gains)	—	—	—	153
Valuation allowance on deferred tax assets(5)	—	31,161	—	31,161
Tax rate legislation impact(6)	—	—	—	(3,590)
Total adjustments	22,557	48,926	265,289	136,736
FFO as Adjusted applicable to common shares	217,471	213,529	650,166	655,255
Distributions on dilutive convertible units and other	2,313	1,852	6,323	5,244
Diluted FFO as Adjusted applicable to common shares	$219,784	$215,381	$656,489	$660,499
Diluted FFO as Adjusted per common share	$0.40	$0.40	$1.20	$1.24
Weighted average shares outstanding - diluted FFO as Adjusted	546,714	544,146	546,485	533,963
_______________________________________
(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and the detailed financial information in the Discontinued Operations Reconciliation section of the Supplemental Report.
(2)For the nine months ended September 30, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. Gains and losses upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(3)For the nine months ended September 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to Life Care Services, LLC, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the Consolidated Statements of Operations.
(4)For the three and nine months ended September 30, 2021, includes a $22 million and $29 million goodwill impairment charge, respectively, in connection with our senior housing triple-net and SHOP asset sales which are reported in income (loss) from discontinued operations in the Consolidated Statements of Operations. The nine months ended September 30, 2021 also includes $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable which is included in interest income in the Consolidated Statements of Operations. For the nine months ended September 30, 2020, includes a $42 million gain on sale of a hospital that was in a direct financing lease ("DFL") which is included in other income (expense), net in the Consolidated Statements of Operations. The remaining activity for the three and nine months ended September 30, 2021 and 2020 includes reserves for loan losses and land impairments recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)For the three and nine months ended September 30, 2020, represents the valuation allowance and corresponding income tax expense related to deferred tax assets that are no longer expected to be realized as a result of our plan to dispose of our SHOP portfolio. We determined we were unlikely to hold the assets long enough to realize the future value of certain deferred tax assets generated by the net operating losses of our taxable REIT subsidiaries.
(6)For the nine months ended September 30, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
FFO as Adjusted applicable to common shares	$217,471	$213,529	$650,166	$655,255
Amortization of stock-based compensation	4,436	4,420	13,895	13,392
Amortization of deferred financing costs	2,343	2,554	6,677	7,670
Straight-line rents	(8,290)	(9,542)	(23,627)	(24,086)
AFFO capital expenditures	(28,980)	(20,756)	(72,112)	(61,329)
Deferred income taxes	(1,747)	(7,300)	(6,240)	(9,200)
Other AFFO adjustments	(5,494)	886	(15,181)	1,641
AFFO applicable to common shares	179,739	183,791	553,578	583,343
Distributions on dilutive convertible units and other	1,650	—	4,512	5,380
Diluted AFFO applicable to common shares	$181,389	$183,791	$558,090	$588,723
Weighted average shares outstanding - diluted AFFO	544,889	538,645	544,660	533,963